EXHIBIT 10.25

                              WORLDWIDE BONUS PLAN

                                  KEY ELEMENTS

1.  Salaried jobs only both in U.S. and International.

2.  Each position classified into salary grade levels 10 to 25.

3.  Target bonus based on % of base salary for each grade level.

4. Percent of base salary increases as salary grade increases (see attachment for U.S. business). This will be different for each country.

5. Sliding scale based on performance against budgeted pre-tax profit for applicable business (i.e. U.S., Retail, International area, Worldwide, etc.).

6. Sliding scale cuts off at 70% of budgeted pre-tax profit (i.e. no bonuses paid below 70%).

7. Sliding scale peaks at 150% of budgeted pre-tax profit. This earns 200% of bonus.

8. Bonus awards will be overlayed by performance against 3 or 4 written objectives. This will apply only to grade levels 18 and above (key management). Poor performance lowers bonus, excellent raises bonus. Amount of discount or premium to be determined by senior management.

9. The system is flexible. Individuals in unique roles can have other customized plans.

10. Non-salaried positions can be awarded bonuses on an exception basis.

11. 50% of projected bonus paid in December with remainder at completion of year-end audit.

12. Individual must be employed by July 1st in order to be eligible for a bonus. Individual employed after January 1st and before July 1st will receive a pro-rated bonus.

13. Individual must be employed at time of bonus payments in order to receive. An exception is if employment terminated for reasons other than "cause" after October 1st and before December 31st of the year, the individual will areceive a pro-rated bonus. "Cause" is defined as a) conviction of any felony, b) theft or embezzlement in connection with the employee's employment, c) knowingly being involved in fraudulent operations or d) being consistently, flagrantly and grossly negligent in the performance of duties.


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                            GRADE LEVEL/SALARY/BONUS

                                     (U.S.)

                                                                  Target
Job Grade                         Salary Range                    Bonus %
- ---------                         ------------                    -------

    10                        $ 21,000 - $ 32,000                     5%
    11                          23,000 -   36,000                     5
    12                          25,000 -   40,000                     5
    13                          27,000 -   44,000                     5
    14                          29,000 -   48,000                     5

    15                        $ 32,000 - $ 55,000                     5%
    16                          38,000 -   65,000                     7
    17                          42,000 -   80,000                    10
    18                          50,000 -   95,000                    15
    19                          60,000 -  115,000                    20

    20                        $ 70,000 - $135,000                    25%
    21                          80,000 -  165,000                    30
    22                         100,000 -  225,000                    35
    23                         125,000 -  275,000                    40
    24                         150,000 -  325,000                    45
    25                         200,000 -                             50